Exhibit 4.1

CABLE ONE, INC.,

the Guarantors from time to time parties hereto,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of November 9, 2020

4.00% Senior Notes due 2030

TABLE OF CONTENTS

i

ii

EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit C	Position Representation and Verification Form

iii

INDENTURE, dated as of November 9, 2020, among CABLE ONE, INC., a Delaware corporation (the “Issuer”), the Guarantors from time to time parties hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“Acquired Entity or Business” means each Person, property, business or assets acquired by the Issuer or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Issuer or such Subsidiary.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Subsidiary after the Issue Date, Indebtedness for Borrowed Money of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (2) with respect to the Issuer or any Subsidiary, any Indebtedness for Borrowed Money of a Person (other than the Issuer or a Subsidiary) existing at the time such Person is merged with or into the Issuer or a Subsidiary, or Indebtedness for Borrowed Money expressly assumed by the Issuer or any Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness for Borrowed Money was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Notes” means an unlimited aggregate principal amount of additional Notes having identical terms and conditions to the Initial Notes, except for the issue date, the issue price and, in certain circumstances, the date from which interest will accrue and the first interest payment date, whether or not they have the same CUSIP and/or ISIN numbers as the Initial Notes.

“Adjusted Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data) most nearly equal to the period from such Redemption Date to November 15, 2025; provided, however, that if the period from the Redemption Date to November 15, 2025 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2025 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any such Adjusted Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Issuer.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

 “Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Annualized Operating Cash Flow” means, for any fiscal quarter, an amount equal to Consolidated Operating Cash Flow for such fiscal quarter multiplied by four.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)         1.0% of the principal amount of such Note; and

(2)        the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 15, 2025 (such redemption price being set forth in paragraph 6 of the Notes), plus (ii) all required interest payments due on such Note through November 15, 2025 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date, plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“asset” means any asset or property.

“Asset Sale” means any disposition of property or series of related dispositions which yields net cash proceeds to the Issuer or any of its Subsidiaries in excess of $50,000,000 in the aggregate for any such disposition or series of related dispositions.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means the occurrence of both of the following: (i) at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control, the rating on the Notes by each Rating Agency is reduced below the applicable rating on the Notes by each such Rating Agency in effect immediately preceding the first public notice of the arrangement that would result in the Change of Control and (ii) the Notes are rated below an Investment Grade Rating by each of the Rating Agencies at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders in writing at their request that such reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or in a place of payment are authorized or required by law, regulation or executive order to close.

“Cable System” has the meaning set forth in 47 U.S.C. Section 522(7).

“Capital Markets Debt” means any Indebtedness for Borrowed Money issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act or (c) a private placement of debt securities to institutional investors pursuant to Section 4(a)(2) of the Securities Act. The term “Capital Markets Debt” shall not include any Indebtedness for Borrowed Money under commercial bank facilities, syndicated bank facilities, bilateral bank facilities or similar Indebtedness for Borrowed Money or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on June 30, 2015, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on such date that would appear on a balance sheet of such Person prepared as of such date.

“Cash Equivalents” means:

(1)          any evidence of Indebtedness issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof and having a maturity of 24 months or less from the date of acquisition;

(2)         time deposits, certificates of deposit, and bank notes of any financial institution that (i) is a lender under the Credit Agreement or (ii) is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least A‑2, P‑2, or F-2, short-term, or A or A2, long-term, by Moody’s, S&P or Fitch (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”).  Issues with only one short-term credit rating must have a minimum credit rating of A‑ 1, P‑1 or F 1;

(3)          commercial paper, including asset-backed commercial paper, and floating or fixed rate notes issued by an Approved Bank or a corporation or special purpose vehicle (other than an Affiliate or Subsidiary of the Issuer) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or any foreign country recognized by the United States) rated at least A‑2 by S&P and at least P‑2 by Moody’s and having a maturity of not more than 12 months from the date of acquisition;

(4)          asset-backed securities rated AAA by Moody’s, S&P, or Fitch, with weighted average lives of 12 months or less (measured to the next maturity date);

(5)          repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States maturing within 365 days from the date of acquisition;

(6)          readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(7)         investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)           money market funds which invest substantially all of their assets in assets described in the preceding clauses (1) through (7); and

(9)         instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Subsidiary of any insurance proceeds or condemnation awards in respect of any tangible property in excess of $50,000,000.

“Change of Control” means the occurrence of any of the following events:

(1)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the voting power of the Issuer’s voting stock;

(2)        all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, are sold, leased or otherwise transferred in one or a series of related transactions to any Person; or

(3)        the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equity holders of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Issuer is or becomes a direct or indirect Wholly Owned Subsidiary of a Person and (b)(i) the direct or indirect holders of the voting stock of such Person immediately following that transaction are substantially the same as the holders of the voting stock of the Issuer immediately prior to that transaction or (ii) immediately following that transaction no person or group (other than a person or group satisfying the requirements of this sentence) is the owner, directly or indirectly, of more than 50% of the voting stock of such Person, measured by voting power rather than number of shares.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (to the extent otherwise included therein), without duplication:

(1)          the net income (or loss) of any Person that is not a Subsidiary in which the Issuer or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received in cash (or in kind and converted to cash) by the Issuer or such Subsidiary in the form of dividends or similar distributions;

(2)          the cumulative effect of any change in accounting principles during such period;

(3)          any income or loss from discontinued operations;

(4)       any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, employee benefit plans or agreements, stock options, restricted stock or other rights, and any non-cash deemed finance charges or expenses in respect of any pension liabilities or other retiree provisions or on the revaluation of any benefit plan obligation and any non-cash charges or expenses in respect of curtailments, discontinuations or modifications to pension plans; and

(5)        the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the Issuer and its Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition or divestiture consummated before or after the Issue Date, and the amortization, write-down or write-off of any amounts thereof.

“Consolidated Operating Cash Flow” means, for any period with respect to the Issuer and its Subsidiaries, Consolidated Net Income for such period plus without duplication and (except with respect to clause (7) below) to the extent deducted in computing Consolidated Net Income for such period, the sum of:

(1)          total income tax expense;

(2)          interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness;

(3)          depreciation and amortization expense;

(4)         any extraordinary, non-recurring or unusual expenses or losses, in each case, including any restructuring charges, integration costs, severance expenses, system conversion costs and rebranding costs;

(5)          acquisition-related costs and losses on dispositions of assets outside of the ordinary course of business;

(6)          other non-cash items reducing such Consolidated Net Income; and

(7)        the amount of “run-rate” cost savings projected by the Issuer in good faith, net of the amount of actual benefits realized during such period (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions (including operating changes and operating initiatives) taken or to be taken within six fiscal quarters of (I) any investment, acquisition or disposition, in each case with respect to a business (as such term is used in Rule 11-01 of Regulation S-X under the Securities Act), a cable system, a company, a segment, an operating division or unit or line of business or (II) any operating changes or operating initiatives; provided that (A) (x) such cost savings are reasonably identifiable and expected by the Issuer to be achieved based on such actions (including operating changes and operating initiatives) and (y) the benefits resulting therefrom are anticipated by the Issuer to be realized within 24 months of such investment, acquisition, disposition, operating change or operating initiative;

minus, without duplication and to the extent included in the statement of Consolidated Net Income for such period, the sum of (i) any extraordinary or non-recurring or unusual income or gains, (ii) gains on dispositions of assets outside of the ordinary course of business and (iii) other non-cash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Los Angeles, California shall be principally administered, which office as of the date of this instrument is located at 2 North LaSalle Street, 7th Floor, Suite 700, Chicago, IL 60602, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Issuer.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of October 30, 2020, among the Issuer, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as otherwise amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (except for any such refinancing or replacement in the form of Capital Markets Debt).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt Facilities” means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the debt facilities under the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders, investors or institutions against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the appropriate Restricted Notes Legend set forth in Section 2.16(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or a disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Equity Interests or (iii) is redeemable or subject to repurchase at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or a disposition), in whole or in part, in each case on or prior to the final stated maturity of the Notes.

 “Distribution Compliance Period” means, with respect to any Notes, the 40-day “distribution compliance period” (as defined in Regulation S) applicable to such Notes.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“Equity Offering” means a primary public or private offering of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Franchises” has the meaning set forth in 47 U.S.C. Section 522(9).

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

If there occurs a change in GAAP after the Issue Date and such change would cause a change in the method of calculation in any term or measured used in this Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Person that, in accordance with the terms of this Indenture, guarantees the Notes, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

 “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, who is not also a QIB.

“incur” means, with respect to any Indebtedness or Obligation, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Subsidiary shall be deemed to have been incurred by such Subsidiary at the time it becomes a Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)          all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)          all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)          all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)          all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5)          all Capitalized Lease Obligations of such Person;

(6)         all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)         all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

(8)          all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. Notwithstanding anything to the contrary, in no event will any obligation of the Issuer to consummate the Second MBI Transaction constitute Indebtedness.

“Indebtedness for Borrowed Money” means Indebtedness described in clause (1) or (2) of the definition of “Indebtedness.”

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” means the 4.00% Senior Notes due 2030 issued on the Issue Date.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Dates” means each May 15 and November 15, commencing on May 15, 2021.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) if by Moody’s and BBB− (or the equivalent) if by S&P.

“Issue Date” means November 9, 2020.

“Issuer” means the party named as such in the first paragraph of this Indenture until a Successor, as defined in Section 5.01 of this Indenture, replaces such party pursuant to Article Five and thereafter means the Successor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (x) any acquisition or investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of the Issuer and its Subsidiaries of or in any assets, business or Person, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing or (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock by one or more of the Issuer and its Subsidiaries requiring irrevocable notice in advance of such redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

 “Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x)

the value of its Notes, plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

 “Non-Guarantor Subsidiary” means a Subsidiary of the Issuer that does not provide a Note Guarantee.

“Notes” means the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated as of October 26, 2020, relating to the offering of the Initial Notes.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise provided in this Indenture) be counsel for the Issuer, and who shall be acceptable to the Trustee.

“Performance References” means each of the Issuer and/or any one or more of the Guarantors.

“Permitted Liens” means the following types of Liens:

(1)         Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(2)       Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bankers’ acceptances or bank guarantees and the proceeds and products thereof;

(3)        Liens securing Indebtedness for Borrowed Money of the Issuer and any Subsidiary under Debt Facilities in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $1,200 million, plus (y) any additional aggregate principal amount of Indebtedness that at the time of incurrence (or, at the Issuer’s option, on the date of the entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Ratio Tested Committed Amount”), in which case such Ratio Tested Committed Amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with this basket), does not cause the Secured Net Leverage Ratio for the Issuer for the Test Period immediately preceding the date of incurrence after giving effect to such incurrence and the application of the proceeds therefrom to exceed 4.00 to 1.00;

(4)        Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Subsidiary not for the purpose of speculation;

(5)        Liens existing on the Issue Date;

(6)        Liens in favor of the Issuer or a Guarantor;

(7)      Liens securing Purchase Money Indebtedness in an aggregate principal amount not exceeding, at the time of incurrence, the greater of (x) $100 million and (y) 15% of Annualized Operating Cash Flow for the Test Period immediately preceding the date of incurrence;

(8)      Liens securing Acquired Indebtedness; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time the applicable Person becomes a Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Subsidiary and (c) proceeds and products thereof) and such Liens are not created in contemplation of or in connection with such acquisition or the applicable Person becomes a Subsidiary;

(9)        deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries; provided that the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

(10)      Liens to secure Refinancing Indebtedness in respect of Indebtedness secured by Liens referred to in the foregoing clauses (3) (solely with respect to clause (y) thereof), (5), (7), (8), (13) and (22) or in this clause (10); provided that in the case of Liens securing Refinancing Indebtedness in respect of Indebtedness secured by Liens referred to in the foregoing clauses (7) and (8), such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being refinanced as in effect on the date the Refinancing Indebtedness is incurred and (B) proceeds and products thereof);

(11)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(12)      (i) Liens securing Indebtedness for Borrowed Money owed by (a) a Subsidiary to the Issuer or to any other Subsidiary that is a Guarantor or (b) the Issuer to a Guarantor and (ii) Liens on assets of any Subsidiary that is not a Guarantor securing Indebtedness for Borrowed Money of any Subsidiary that is not a Guarantor;

(13)     Liens with respect to obligations in an aggregate principal amount outstanding not exceeding, at the time of incurrence, the greater of (x) $250 million and (y) 35% of Annualized Operating Cash Flow for the Test Period immediately preceding the date of incurrence;

(14)      Rights of setoff and similar arrangements and Liens in respect of cash management obligations in favor of depository and securities intermediaries to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);

(15)     Liens arising under any retention of title, hire purchase or conditional sale arrangement, consignment arrangement or arrangements having similar effect for sale of goods entered into by the Issuer and its Subsidiaries in the ordinary course of business;

(16)      Liens securing guarantees by the Issuer or any of its Subsidiaries of secured Indebtedness for Borrowed Money of the Issuer or any of its Subsidiaries so long as the Liens securing such secured Indebtedness for Borrowed Money incurred by the Issuer or such Subsidiary are not prohibited by the terms of this Indenture;

(17)      Liens of or restrictions on the transfer of assets imposed by any Governmental Authority or other franchising authority, utilities or other regulatory bodies or any federal, state or local statute, regulation or ordinance, in each case arising in the ordinary course of business in connection with franchise agreements (including Franchises) or Pole Agreements;

(18)      Liens created under Pole Agreements on cables or other property affixed to transmission poles or contained in underground conduits;

(19)      Liens on any assets of any Non-Guarantor Subsidiary securing Indebtedness incurred by any Non-Guarantor Subsidiary;

(20)      Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions;

(21)      Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the ordinary course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits; and

(22)      Liens securing Indebtedness of the Issuer or any Subsidiary incurred to finance, in whole or in part, the Second MBI Transaction.

All Liens securing Indebtedness for Borrowed Money outstanding on the Issue Date under the Credit Agreement shall be deemed incurred under the foregoing clause (3)(y).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

 “Pole Agreement” means any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any Cable System.

“Post-Test Period” means with respect to any acquisition or any operating change or operating initiative, the period beginning on the date such acquisition is consummated or such operating change or operating initiative is implemented and ending on the date that is 24 months from the date on which such acquisition is consummated or such operating change or operating initiative is implemented.

“Preferred Stock” as applied to the Equity Interests of any Person means Equity Interests of any class or classes (however designated) that by their terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in the Post-Test Period, with respect to the Consolidated Operating Cash Flow of the applicable Acquired Entity or Business or the Consolidated Operating Cash Flow of the Issuer, the pro forma increase or decrease in such Consolidated Operating Cash Flow, projected by the Issuer in good faith as a result of (a) actions (including operating changes and operating initiatives) that have been taken or are expected to be taken during such Post-Test Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Test Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Issuer and its Subsidiaries or the implementation of operating changes and initiatives by the Issuer, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that any such pro forma increase or decrease to such

Consolidated Operating Cash Flow shall be without duplication for cost savings or additional costs already included in such Consolidated Operating Cash Flow for such period of measurement.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all Equity Interests in any Subsidiary of the Issuer owned by the Issuer or any of its Subsidiaries or any division, product line, or facility used for operations of the Issuer or any of its Subsidiaries, shall be excluded, and (ii) in the case of an acquisition or investment described in the definition of “Specified Transaction,” shall be included, (b) any repayment, redemption or retirement of Indebtedness and (c) any Indebtedness incurred, assumed or guaranteed by the Issuer or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are (x) consistent with the definition of Consolidated Operating Cash Flow and give effect to events (including operating expense reductions and cost synergies) that are in the good faith determination of the Issuer reasonably identifiable and factually supportable (provided that any such pro forma increase or decrease to such Consolidated Operating Cash Flow shall be without duplication for cost savings or additional costs already included in such Consolidated Operating Cash Flow for such period of measurement) or (y) otherwise consistent with the definition of Pro Forma Adjustment.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of fixed or capital assets used in the business of the Issuer or any Subsidiary or the cost of installation, construction, repair, replacement or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed the cost of acquiring, installing, constructing, repairing, replacing or improving such fixed or capital assets and (2) such Indebtedness shall be incurred within 270 days after such acquisition of such asset by the Issuer or such Subsidiary or such installation, construction, repair, replacement or improvement.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of the Issuer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay or to issue other Indebtedness in exchange or replacement for such Indebtedness.

“Refinancing Indebtedness” means Indebtedness for Borrowed Money of the Issuer or a Subsidiary incurred in exchange for, or the proceeds of which are used to refinance in whole or in part, any Indebtedness for Borrowed Money of the Issuer or any Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)        the principal amount (and accreted value, in the case of Indebtedness for Borrowed Money issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness, plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)        the obligor of Refinancing Indebtedness with respect to any Refinanced Indebtedness of the Issuer or any Guarantor does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)       if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness; and

(4)        the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being refinanced or (b) after the final maturity date of the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and any successor to its rating agency business.

 “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Second MBI Transaction” means the acquisition by the Issuer of all of the direct and indirect membership interests in Mega Broadband Investments Holdings LLC, a Delaware limited liability company (“MBI”), not then held by the Issuer pursuant to and in accordance with the call right or put right in respect of such membership interests set forth in MBI’s amended and restated limited liability company agreement (as such agreement may be further amended, restated, supplemented or otherwise modified from time to time).

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Indebtedness of the Issuer and its Subsidiaries secured by a Lien on any assets of the Issuer and its Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) and any Ratio Tested Committed Amount established pursuant to clause (3)(y) of the definition of “Permitted Liens” and then in effect, minus the amount of unrestricted cash and Cash Equivalents of the Issuer and its Subsidiaries on such date to (ii) Annualized Operating Cash Flow for such Test Period. Notwithstanding anything to the contrary herein, for purposes of determining the availability of any basket contained in this Indenture, the Secured Net Leverage Ratio will be calculated with respect to the applicable Test Period on a Pro Forma Basis.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7)

or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Transaction” means, with respect to any period, any of the following events occurring after the first day of such period and prior to the applicable date of determination: (i) (A) any investment by the Issuer or any Subsidiary in any Person other than a Person that was a Wholly Owned Subsidiary on the first day of such period, (B) any Asset Sale or Casualty Event or discontinuation of operations, in each of subclause (A) and subclause (B) with respect to a business (as such term is used in Rule 11-01 of Regulation S-X under the Securities Act), a cable system, a company, a segment, an operating division or unit or line of business and (ii) any incurrence, assumption, guarantee, repayment, redemption, or extinguishment of Indebtedness.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is expressly subordinated in right of payment to the Notes or any then-existing Note Guarantees.

“Subsidiary” means, with respect to any Person:

(1)        any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)        any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Test Period” means the fiscal quarter of the Issuer most recently ended for which consolidated financial statements of the Issuer are available.

“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Subsidiaries.

Section 1.02.    Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Accounting Change”	1.01
“Agent Members”	2.02(c)
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	9.03
“Directing Holder”	6.02
“Event of Default”	6.01
“Fixed Amounts”	1.04
“Global Notes”	2.02(b)
“Global Notes Legend”	2.16(e)
“Incurrence Based Amounts”	1.04
“Initial Lien”	4.05
“LCT Election”	1.04
“LCT Test Date”	1.04
“Legal Defeasance”	9.02
“MBI”	1.01
“Note Guarantee”	10.01
“Noteholder Direction”	6.02
“Paying Agent”	2.04
“Position Representation”	6.02
“Position Representation and Verification Form”	6.02
“Registrar”	2.04
“Refinanced Indebtedness”	1.01
“Regulation S Global Note”	2.02(b)
“Regulation S Notes Legend	2.16(e)
“Restricted Notes Legend”	2.16(e)
“Reversion Date”	4.09
“Rule 144A Global Note”	2.02(b)
“Subsequent Transaction”	1.04
“Successor”	5.01
“Suspended Covenant”	4.09

“Suspension Event”	4.09
“Suspension Period”	4.09
“Verification Covenant”	6.02

Section 1.03.      Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)          “or” is not exclusive;

(3)          words in the singular include the plural, and in the plural include the singular;

(4)          words used herein implying any gender shall apply to both genders;

(5)          “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(6)         unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and

(7)         “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

Section 1.04.    Financial Calculations for Limited Condition Transactions and Otherwise.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date (i) the definitive agreement for such Limited Condition Transaction is entered into or (ii) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given. For the avoidance of doubt, if the Issuer has exercised its option under the immediately preceding sentence, and any Default or Event of Default, as applicable, occurs following the date (i) the definitive agreement for the applicable Limited Condition Transaction is entered into or (ii) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, and, in each case, prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Indenture which requires the calculation of the Secured Net Leverage Ratio or (ii) testing availability under baskets set forth in this Indenture (including baskets measured as a percentage of Annualized Operating Cash Flow), in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date (x) the definitive agreement for such Limited Condition Transaction is entered into or (y) irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence) as if they had occurred on the first day of the most recent Test Period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any Secured Net Leverage Ratio based test, which shall in each case be treated as if they had occurred on the last day of such Test Period), the Issuer would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with; provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, baskets or amounts (including as to the absence of any continuing Default or Event of Default) on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, baskets or amounts and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, baskets or amounts (and any related requirements and conditions) (including as to the absence of any continuing Default or Event of Default) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions being taken in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence). For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date is exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Operating Cash Flow of the Issuer or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket with respect to any action being taken not in connection with a Limited Condition Transaction (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds thereof) have been consummated.

Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a sub-clause of a provision) of any covenant or definition in this Indenture that does not require compliance with a financial ratio or test (including the Secured Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision (or a sub-clause of a provision) in such covenant or definition that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (A) the incurrence of the Incurrence Based Amounts shall be calculated first without giving effect to any Fixed Amount, but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (B) the incurrence of the Fixed Amount shall be calculated thereafter. For the avoidance of doubt, the Trustee shall have no duty to (i) calculate, or verify the calculation of, any ratio, basket, amount or test in connection with a Limited Condition Transaction, Fixed Amounts, or Incurrence Based Amounts, (ii) determine whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determine whether the Issuer has satisfied any condition precedent to any action or transaction in connection with a Limited Condition Transaction. Unless the Issuer elects otherwise, the Issuer will be deemed to have used amounts under an Incurrence Based Amount then available to the Issuer prior to utilization of any amount under a Fixed Amount then available to the Issuer.

ARTICLE II
THE NOTES

Section 2.01.    Amount of Notes.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $650,000,000 and (ii) Additional Notes in an unlimited aggregate principal amount, upon a written order of the Issuer. The written order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the name of each Holder thereof.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same series as the Notes being issued on the date hereof and shall be treated as one class with the Notes being issued on the date hereof, including, without limitation, for purposes of voting, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any; provided that if any Additional Notes are not fungible with any then outstanding Notes for U.S. federal income tax purposes (as reasonably determined by the Issuer), those Additional Notes will have a separate CUSIP number.

Section 2.02.       Form and Dating; Book Entry Provisions.

(a)          The (i) Initial Notes and the Trustee’s certificate of authentication with respect thereto and (ii) any Additional Notes and the Trustee’s certificate of authentication with respect thereto, in each case, shall be substantially in the form set forth in Exhibit A hereto (other than, with respect to any Additional Notes, changes related to the issue date, issue price and, if applicable, the date from which interest will accrue and the first interest payment date), which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.

(b)          (i)  The Initial Notes shall be offered and sold by the Issuer pursuant to that certain purchase agreement dated October 26, 2020, by and among the Issuer, the Guarantors and BofA Securities, Inc., as representative of the initial purchasers of the Initial Notes. The Notes shall be resold initially only (i) to Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (ii) outside the United States, to Persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, (i) purchasers reasonably believed to be QIBs, (ii) IAIs and (iii) purchasers in reliance on Regulation S, in each case subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the Restricted Notes Legend set forth in Section 2.16(e) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

   (i)          After the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A or in compliance with another permitted exception under the Securities Act (other than Regulation S) pursuant to the terms of this Indenture and in compliance with all applicable securities laws of the States of the United States and other jurisdictions and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate or Form of Transfer Certificate attached to the applicable Note, as applicable) making all applicable certifications pursuant to such Form of Exchange Certificate or Form of Transfer Certificate, as applicable.

   (ii)          Beneficial interests in Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form of Exhibit B hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

   (iii)          The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)          This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

   (i)            The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

   (ii)          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)          Except as provided in Section 2.16 or 2.17, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

(f)           The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03.    Execution and Authentication.

An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, electronic or facsimile signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04.    Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer or any Affiliate thereof may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

Section 2.05.       Paying Agent to Hold Money in Trust.

On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.      Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07.      Transfer and Exchange.

Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any transfer or exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). Without the prior consent of the Issuer, the Registrar shall not be required to exchange or register a transfer (a) of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed, (b) of any Note selected, called or being called for redemption or purchase except the unredeemed portion of any Note being redeemed or purchased in part, or (c) of any Note between a record date and the next succeeding Interest Payment Date.

Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal, state or foreign securities law.

None of the Trustee, the Paying Agent or the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal, state or foreign securities laws.

Section 2.08.       Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

Section 2.09.       Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.       Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11.       Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.       Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and dispose of such Notes in accordance with its customary procedures. The Trustee shall upon the request of the Issuer deliver a certificate of such disposal to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.

Section 2.13.       Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.       CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP”, “ISIN”, “Common Code” or other similar number (in each case if then generally in use), and if so, such CUSIP, ISIN, Common Code or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP, ISIN, Common Code or other similar number assigned to any previously authenticated Note.

Section 2.15.       Deposit of Moneys.

Subject to the following paragraph, prior to 11:00 a.m., New York City time, on each Interest Payment Date and on the maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

If a Holder has given wire transfer instructions to the Issuer at least 10 Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.16.       Special Transfer Provisions.

(a)          Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(iii)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(iv)           if such Definitive Notes are required to bear a Restricted Notes Legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A) or (B) below:

(A)          if such Definitive Notes are being transferred to the Issuer, such Definitive Notes are accompanied by a certification to that effect; or

(B)          if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: in each case, such Definitive Notes are accompanied by (i) a certification to that effect (in the form of the Form of Transfer Certificate attached to Exhibit A hereto) and (ii) if the Issuer or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Notes Legend set forth in Section 2.16(e)(i).

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with the following documents:

(i)            if such Definitive Note is being transferred to the Issuer, a certificate from such holder in the form attached to the applicable Note;

(ii)          if such Definitive Note is being transferred to a Person reasonably believed to be a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(iii)          if such Definitive Note is being transferred in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(iv)          if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, such legal opinions, certifications or other evidence as may reasonably be required by the Issuer or the Trustee in order to determine that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws;

(v)           if such Definitive Note is being transferred to an IAI in reliance upon an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate from such holder in the form attached to the applicable Note; and

(vi)          written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or the Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or the Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

(i)          The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)          [Reserved.]

(e)          Legend.

  (i)         Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Global Notes Legend”):

   UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

  Except as permitted by paragraph (ii) and (iii) below or otherwise agreed by the Issuer and the applicable Holder, each Note certificate evidencing the Global Notes and Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT WITHIN [SIX MONTHS— FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE, THE ORIGINAL ISSUANCE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (X) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND

THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY THE HOLDER TO ACQUIRE OR HOLD THE NOTES (OR ANY INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS, RULES OR REGULATIONS (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)          Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in a form of the Form of Transfer Certificate attached to Exhibit A hereto) and provides the Issuer or Trustee with such legal opinions, certifications or other evidence as may reasonably be required in order to determine that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws.

 (f)        Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed,

purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Notes Custodian for such Global Note, by the Notes Custodian, to reflect such reduction.

(g)       No Obligation of the Trustee.

(i)          None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.  The Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depository that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.  None of the Trustee, the Paying Agent and the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depository and any member or participant in the Depository or between or among the Depository, any such member or participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, as a Holder, with respect to such Global Note or shall impair, as between the Depository and owners of beneficial interests in such Global

Note, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Note.

(ii)          None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.17.    Definitive Notes.

(a)          A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuer within 90 days of such notice or cessation, as applicable, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depository notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.16(e) hereof, bear the applicable Restricted Notes Legend set forth in Section 2.16(e) hereof.

(c)          Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person,

including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article Six of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

(e)         By its acceptance of any Note bearing any legend in Section 2.16(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(e) and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18.       Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Initial Notes will bear interest from, and including, the Issue Date.

ARTICLE III
REDEMPTION

Section 3.01.       Election to Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 10 days prior to the Redemption Date (unless a shorter advance notice shall be acceptable to the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price (or the manner of calculating the redemption price). Notice given to the Trustee pursuant to this Section 3.01 may be revocable but may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except as provided in Section 3.04.

Section 3.02.       Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 6 of such Notes, selection of the Notes for redemption shall be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with the Depository’s applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise.

Section 3.03.       Notice of Redemption.

At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail or cause to be mailed, or deliver electronically or cause to be delivered electronically for any Notes held by the Depository, a notice of redemption to each Holder of a Note at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed, or delivered electronically for any Notes held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance of the Issuer’s obligations or a satisfaction and discharge of this Indenture, or if the Redemption Date is delayed as provided for in Section 3.04. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)          the Redemption Date;

(2)          the redemption price (or the manner of calculating the redemption price) and accrued interest to be paid;

(3)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)          that the Notes are being redeemed pursuant to paragraph 6 of the Notes;

(8)          the aggregate principal amount of Notes that are being redeemed; and

(9)          if the redemption is conditional, a description of each applicable condition and related information required by the second paragraph of Section 3.04.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given to the Holders (or such shorter period as the Trustee in its sole discretion may agree), the Trustee shall give to each Holder the notice of redemption to the Holders prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with such notice of redemption containing the information required by this Section 3.03.

Section 3.04.       Effect of Notice of Redemption.

Except as provided below in the next paragraph, once the notice of redemption described in Section 3.03 is given, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to, but not including, the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to, but not including, the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction (or waiver) of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuer’s sole determination, are not expected to be) satisfied by the Redemption Date, or by the Redemption Date so delayed.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.05.       Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation). Promptly after the calculation of the redemption price, the Issuer shall give the Trustee and any Paying Agent written notice thereof.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to, but not including, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.       Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

ARTICLE IV
COVENANTS

Section 4.01.       Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m., New York City time, on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.       Reports to Holders.

(a)          So long as the Notes are outstanding, the Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports of the Issuer and of the information, documents and other reports, if any, which the Issuer files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If at any time the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Issuer will file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports of the Issuer which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

(b)       In the event that: (1) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis or (2) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes, then in each case consolidated reporting at such parent entity’s level in a manner consistent with that described in Section 4.02(a) above for the Issuer will satisfy such requirements, and the Issuer is permitted to satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that in the case of subclauses (1) and (2) above such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand within 15 Business Days of furnishing or making such information available to the Trustee pursuant to Section 4.02(a) above; provided, further, that any such consolidating information referred to in the preceding proviso need not be audited or compliant with Regulation S-X under the Securities Act.

(c)        In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer will furnish or cause to be furnished to Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)      Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report by posting reports on a website or any online system (in each case, which may be nonpublic and may be maintained by the Issuer or a third party), or by filing or causing to be filed such reports with the SEC.

(e)      Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.03.    Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     Compliance Certificate.

(a)          The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto).

(b)          The Issuer shall provide written notice to the Trustee within 30 days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, a certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

Section 4.05.     Limitations on Liens.

The Issuer will not, and will not permit any Subsidiary to, incur any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Subsidiary) of the Issuer or any Subsidiary, whether owned at the Issue Date or thereafter acquired, which secures Indebtedness for Borrowed Money of the Issuer or any of its Subsidiaries (an “Initial Lien”) unless:

(1)        in the case of an Initial Lien securing Indebtedness for Borrowed Money that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

(2)        in all other cases, the Notes or the Note Guarantee of such Subsidiary, if any, are secured equally and ratably with or prior to such Initial Lien;

provided that any Lien which is granted to secure the Notes or any Note Guarantee under this Section 4.05 shall be automatically and unconditionally released and discharged (i) at the same time as the discharge of the Initial Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be, (ii) in the case of any such Lien in favor of any Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of this Indenture or (iii) upon any sale, exchange or transfer (other than any such sale, exchange or transfer not permitted by Section 5.01 of this Indenture) to any Person that is not an Affiliate of the Issuer of the assets secured by such Initial Lien, or of all of the Equity Interests held by the Issuer or any Subsidiary in, or all or substantially all of the assets of, any Subsidiary creating such Initial Lien .

For the purposes of determining compliance with this Section 4.05, notwithstanding anything herein to the contrary, (i) in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify such Lien and may divide, classify and later reclassify such Lien in more than one of the types of Permitted Liens; provided that at the time of reclassification it meets the criteria in such category or categories; provided, further, that if at any time any applicable ratio or financial test for any category based on an Incurrence Based Amount permits any Liens previously incurred under a category based on a Fixed Amount, such Lien shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence Based Amount; and (ii) (a) if any Indebtedness for Borrowed Money is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Annualized Operating Cash Flow at the time of incurrence of such Indebtedness for Borrowed Money, and is refinanced by any Indebtedness for Borrowed Money secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Annualized Operating Cash Flow to be exceeded if calculated based on Annualized Operating Cash Flow on the date of such refinancing, such percentage of Annualized Operating Cash Flow shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness for Borrowed Money does not exceed the principal amount of such Indebtedness for Borrowed Money being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (b) if any Indebtedness for Borrowed Money is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness for Borrowed Money secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness for Borrowed Money does not exceed the principal amount of such Indebtedness for Borrowed Money being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

Section 4.06.     Future Note Guarantees.

If, after the Issue Date, (a) any Wholly Owned Domestic Subsidiary (including any newly formed or newly acquired Wholly Owned Domestic Subsidiary) that is not a Guarantor guarantees any of the Issuer’s or any Guarantor’s Indebtedness outstanding under the Credit Agreement or guarantees any Capital Markets Debt of the Issuer or a Guarantor with an aggregate outstanding principal amount in excess of $250.0 million or (b) the Issuer otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to execute and deliver to the Trustee (in the case of clause (a), by the date that is 60 days after becoming a guarantor under the Credit Agreement or such Capital Markets Debt; and in the case of clause (b), by the date selected by the Issuer) a supplemental indenture in form satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture. The Note Guarantees will be subject to release and discharge pursuant to Section 10.04 prior to payment in full of the Notes.

Section 4.07.     Existence.

The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction not prohibited by Section 5.01.

Section 4.08.     Change of Control Offer.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to purchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer.

In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased, plus accrued and unpaid interest, if any, on the Notes purchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer shall mail, or deliver electronically if held by the Depository, a notice to Holders, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to purchase the Notes (a “Change of Control Offer”) on the date specified in the notice, which date will be no earlier than 10 and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(1)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee shall be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another Person makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such Person purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such Person terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer (and if the date of such termination or default occurs after the Change of Control Triggering Event, the date of such termination or default will be treated as though it were the date of the Change of Control Triggering Event).

At the Issuer’s option, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of the making of the Change of Control Offer.

If Holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making such Change of Control Offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon notice given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

The Trustee shall have no duty to determine whether a Change of Control Triggering Event (or any component thereof) shall have occurred.

The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue of such conflicts.

Section 4.09.     Suspension Event.

If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody’s and S&P, and the Issuer has delivered written notice of such Investment Grade Rating to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (a “Suspension Event”), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, Section 4.06 (the “Suspended Covenant”) shall no longer be applicable to the Notes.

In the event that the Issuer and the Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

The period of time between the Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenant may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenant during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenant during the Suspension Period.

ARTICLE V
SUCCESSOR CORPORATION

Section 5.01.    Limitations on Mergers, Consolidations, etc.

The Issuer will not, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) unless:

(1)          either:

   (a)          the Issuer will be the surviving or continuing Person; or

   (b)         the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Issuer under the Notes and this Indenture;

(2)         immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above (if applicable) and the incurrence of any Indebtedness for Borrowed Money to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3)          each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes (other than any Note Guarantee that will be released in connection with such transaction); and

(4)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Section 5.01 and all conditions precedent provided for in this Indenture relating to such transactions have been complied with; provided that no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 5.01.

Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)       either:

(a)          such Guarantor will be the surviving or continuing Person; or

(b)         (except to the extent such Person would not, after giving effect to such transaction, be required to guarantee the Notes as provided in Section 4.06) the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture;

(2)          immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3)         the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture (if any) comply with this Section 5.01 and all conditions precedent provided for in this Indenture relating to such transaction have been complied with ; provided that no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 5.01.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Notwithstanding the foregoing, (i) any Subsidiary of the Issuer that is not a Guarantor may consolidate with or merge with or into, or sell, convey, transfer or lease or otherwise dispose of all or part of its properties and assets to the Issuer or any of its Subsidiaries, (ii) any Guarantor may consolidate with or merge with or into, or convey, transfer or lease or otherwise dispose of all or part of its properties and assets to the Issuer or another Guarantor, (iii) any Guarantor may consolidate with or merge with or into any Subsidiary of the Issuer solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any State thereof or the District of Columbia and (iv) any Guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any State thereof or the District of Columbia.

Section 5.02.    Successor Person Substituted.

Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named herein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, as applicable.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

Each of the following shall be an “Event of Default”:

(1)          failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)          failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon required purchase, upon acceleration or otherwise;

(3)          failure by the Issuer to comply (a) for 30 days after notice with Section 5.01, (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer under Section 4.08 or (c) for 120 days after notice with any of its obligations under Section 4.02;

(4)           failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice;

(5)          default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for Borrowed Money of the Issuer or any Significant Subsidiary, whether such Indebtedness for Borrowed Money now exists or is incurred after the Issue Date, which default:

(a)         is caused by a failure to pay at final maturity principal on such Indebtedness for Borrowed Money within the applicable express grace period and any extensions thereof, or

(b)          results in the acceleration of such Indebtedness for Borrowed Money prior to its express final maturity, and in each case, the principal amount of such Indebtedness for Borrowed Money, together with any other Indebtedness for Borrowed Money with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $100.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 days after such failure to pay or such acceleration;

(6)          one or more final judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within 90 days of being entered;

(7)          the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)            commences a voluntary case,

(b)            consents to the entry of an order for relief against it in an involuntary case,

(c)            consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)            makes a general assignment for the benefit of its creditors;

(8)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)            is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)          appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)            orders the liquidation of the Issuer or any Significant Subsidiary,

and, in each case, the order or decree remains unstayed and in effect for 60 days; or

(9)          any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor that is a Significant Subsidiary denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

However, a default under clauses (3) and (4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

Section 6.02.     Acceleration.

If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable; provided that no such declaration may occur with respect to any action taken, and reported publicly or to Holders, more than two years prior to the date of such declaration.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a signed Position Representation and Verification Form (in the form attached as Exhibit C hereto) delivered to the Issuer and the Trustee (a “Position Representation and Verification Form”). The Position Representation and Verification Form will contain a representation that the applicable Directing Holder is not (or, in the case such Holder is the Depository or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. The Position Representation and Verification Form will also contain a covenant by the applicable Directing Holder to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depository or its nominee, any Position Representation and Verification Form required hereunder shall be provided by the beneficial owners of the Notes in lieu of the Depository or its nominee, and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Form in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification

Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any security and/or indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

Upon the effectiveness of a declaration of acceleration of all outstanding Notes, the aggregate principal of and any accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 90 days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to this Indenture) with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03.     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

Section 6.04.     Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05.     Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.     Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)         has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)          has been offered security and/or indemnity satisfactory to it in its sole discretion; and

(3)          has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

Section 6.07.     No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 6.08.     Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.09.     Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

Section 6.10.     Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.11.     Priorities.

If the Trustee collects any money pursuant to this Article Six or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, it shall pay out the money or other property in the following order:

FIRST: to the Trustee (including any predecessor trustee) for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.12.     Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE VII
TRUSTEE

Section 7.01.      Duties of Trustee.

(a)          If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this clause (c) does not limit the effect of clauses (b)  or (d) of this Section 7.01;

(2)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d)        No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)         The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.     Rights of Trustee.

Subject to Section 7.01:

(1)         The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(2)        Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be fully protected and shall not be liable for any action it takes, suffers or omits to take in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(3)          The Trustee may act either directly or indirectly through attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(4)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)          The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(6)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee provided the notice references this Indenture, the Notes and the specific Default or Event of Default. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7)          The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion.

(8)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.

(9)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10)        The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(11)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; provided, however, (i) any agent, custodian and other Person employed to act hereunder shall only be liable to the extent of its gross negligence or willful misconduct; and (ii) only the Trustee, and not any agent, custodian or other Person employed to act hereunder, shall be held to a prudent person standard upon the occurrence of and during an Event of Default.

(12)      Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(13)      In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

(14)       The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04.    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any recital or statement in the Notes, Note Guarantee, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication and such recitals and statements shall be taken as the statements of the Issuer and the Trustee or any authenticating agent assumes no responsibility for their correctness.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05.    Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes (which the Trustee is aware of pursuant to Section 7.02(6) hereof), give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.

Section 7.06.    [Reserved].

Section 7.07.    Compensation and Indemnity.

The Issuer and the Guarantors shall, jointly and severally, pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee and the Issuer in writing. The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors shall, jointly and severally, indemnify each of the Trustee and any Agent or any predecessor Trustee or Agent and their officers, agents, directors and employees for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with this Indenture, the Notes, the acceptance, administration or performance of its duties hereunder, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs and the costs of enforcing the terms of this Indenture or the indemnification provided herein), or in connection with enforcing the provisions of this Section. The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.  The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its gross negligence or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of (and premium, if any) and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agents and each predecessor Trustee and Agent for expenses, disbursements and advances shall survive the resignation or removal of the Trustee, and the satisfaction, discharge or other termination for any reason of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any predecessor Trustee and any other trustee appointed pursuant to this Article Seven; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.     Replacement of Trustee.

The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1)          the Trustee fails to comply with Section 7.10;

(2)          the Trustee is adjudged a bankrupt or an insolvent;

(3)          a receiver or other public officer takes charge of the Trustee or its property; or

(4)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to the payment of its charges and all other amounts payable to it hereunder and subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

Section 7.10.     Eligibility; Disqualification.

The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.

Section 7.11.     [Reserved].

Section 7.12.     Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)         that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B)         that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)        that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE VIII
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.    Without Consent of Holders.

The Issuer and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without prior notice to or consent of any Holder:

(1)         to provide for the assumption of the Issuer’s or a Guarantor’s obligations in respect of this Indenture, the Note Guarantees and/or the Notes, as applicable, in accordance with Section 5.01 (and to make appropriate conforming changes to this Indenture, the Note Guarantees and the Notes in connection therewith);

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)          to cure any ambiguity, defect, mistake or inconsistency;

(4)          to add any guarantees with respect to the Notes, including the Note Guarantees;

(5)         to confirm and evidence the release or discharge of any Guarantor from any of its obligations under its Note Guarantee or this Indenture (when such release or discharge is permitted by this Indenture and the Notes);

(6)          to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the TIA;

(7)          to secure the Notes;

(8)          to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(9)          to add to the covenants of the Issuer or a Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Subsidiary;

(10)        to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes;

(11)        to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum; or

(12)        to make any change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties, liabilities or immunities under this Indenture.

Section 8.02.     With Consent of Holders.

This Indenture, the Note Guarantees and the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)          reduce, or change the maturity of, the principal of any Note;

(2)          reduce the rate of or extend the time for payment of interest on any Note;

(3)         (a) reduce any premium payable upon redemption of the Notes; or (b) at any time after the occurrence of a Change of Control Triggering Event, reduce any premium payable upon the required repurchase of the Notes in connection with such Change of Control Triggering Event or change the date on, or the circumstances under, which the Notes are required to be repurchased in connection therewith;

(4)          make any Note payable in money or currency other than that stated in the Notes;

(5)         modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders in any material respect;

(6)          reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)          waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration); or

(8)          impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail or send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or send such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

Section 8.03.     [Reserved].

Section 8.04.     Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02. In the case of an amendment, supplement, waiver or other action that makes a change described in any of clauses (1) through (8) of Section 8.02, such amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 8.05.     Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.     Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with and an Opinion of Counsel to the effect that such supplemental indenture is enforceable against the Issuer in accordance with its terms, subject to then customary exceptions.

ARTICLE IX
DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.     Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, except the obligations referred to in the last paragraph of this Section 9.01, when either

(1)        all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)          (a)  all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, money, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer (upon which Officer’s Certificate the Trustee is entitled to rely conclusively without verification of any statements or calculations contained in such officer’s certificate, nor shall the Trustee otherwise have any duty make any calculations, investigations or determinations with respect to such amounts or such sufficiency), to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation (provided that if such redemption is made pursuant to clause (i) of paragraph 6 of the Notes (x) the amount of money, U.S. Government Obligations or a combination thereof that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Issuer in good faith, and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined on such date),

(b)          the Issuer has paid, or caused to be paid, all other sums payable by it under this Indenture, and

(c)         the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee, at the written direction and expense of the Issuer, shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

Section 9.02.     Legal Defeasance.

The Issuer may, at its option and at any time, elect to have its obligations with respect to the Notes and the Guarantors’ obligations under the Note Guarantees discharged on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees with respect thereto and to have satisfied all its other obligations under such Notes, such Note Guarantees and this Indenture, and this Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees (and the Trustee, at the written direction and expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(a)        the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section,

(b)          the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11,

(c)         the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith, and

(d)          this Article Nine.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to such Notes.

Section 9.03.     Covenant Defeasance.

The Issuer may, at its option and at any time, elect that (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02, 4.05, 4.06 and 4.08 and (y) clauses (3), (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and thereafter any omission to comply with such obligations shall not constitute a Default, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04.     Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)         the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, money, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer (upon which Officer’s Certificate the Trustee is entitled to rely conclusively without verification of any statements or calculations contained in such officer’s certificate, nor shall the Trustee otherwise have any duty to make any calculations, investigations or determinations with respect to such amounts or such sufficiency), to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes (provided that if such redemption is made pursuant to clause (i) of paragraph 6 of the Notes (x) the amount of money, U.S. Government Obligations or a combination thereof that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Issuer in good faith, and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined on such date),

(2)         in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that:

(a)          the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)          since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)         in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4)         no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)         the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(6)         the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.

Section 9.05.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.     Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.     Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.     Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE X
GUARANTEE OF NOTES

Section 10.01.      Guarantee.

Subject to the provisions of this Article Ten, each Guarantor (including each Wholly Owned Domestic Subsidiary that executes this Indenture as a “Guarantor” on the Issue Date and each Person that becomes a Guarantor in accordance with Section 4.06), by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, providing for such guarantee, jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article Six hereof) and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed pursuant to this Indenture or such supplemental indenture, as applicable, may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by execution of this Indenture or such supplemental indenture, as applicable, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee.

Section 10.02.    Execution and Delivery of Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a supplemental indenture to this Indenture, as applicable, no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee on behalf of the Guarantor.

Section 10.03.    Limitation of Guarantee.

The obligations of any Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.04.    Release of Guarantor.

A Guarantor shall be automatically released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)          in the event of dissolution of such Guarantor;

(2)         concurrent with any direct or indirect sale or disposition (by merger or otherwise) of any Guarantor or any interest therein, or in the event of any other transaction,

not in violation of Section 5.01 of this Indenture, following which such Guarantor is no longer a Wholly Owned Domestic Subsidiary of the Issuer;

(3)         upon the merger or consolidation of any Guarantor with and into the Issuer or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to one of the Issuer or another Guarantor;

(4)           upon the substantially concurrent release, discharge or termination of the guarantee by such Guarantor under the Credit Agreement (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is reinstated, such Note Guarantee will also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.06 of this Indenture); provided that after giving effect to the release of the Note Guarantee of such Guarantor under this clause (4) (and all other substantially concurrent releases of guarantees made by such Guarantor) such Guarantor does not guarantee any Capital Markets Debt issued by the Issuer or a Guarantor with an aggregate outstanding principal amount in excess of $250.0 million;

(5)           upon the exercise of the legal defeasance option or covenant defeasance option as described under Sections 9.02 or 9.03 of this Indenture, as applicable, or if the obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(6)          in the case of any Subsidiary that becomes a Guarantor pursuant to clause (b) under Section 4.06 of this Indenture, upon notice to the Trustee (unless otherwise provided in the applicable supplemental indenture pursuant to which such Subsidiary becomes a Guarantor) or in any other circumstance described in the applicable supplemental indenture pursuant to which such Subsidiary becomes a Guarantor.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

Section 10.05.     Waiver of Subrogation.

Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Notes on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

ARTICLE XI
MISCELLANEOUS

Section 11.01.    Trust Indenture Act.

The provisions of the TIA do not apply to this Indenture or the Notes.

Section 11.02.     Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012
Facsimile: 602-364-6013
Attention: Steven S. Cochran

with a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Cravath, Swaine & Moore LLP
825 Eighth Avenue, New York, New York 10019
Facsimile: 212-474-3700
Attention: Joseph D. Zavaglia

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, 7th Floor, Suite 700
Chicago, IL 60602
Attention: Corporate Finance Unit – Glen Ford
Fax Number: 312-827-8542

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuer or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven (7) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon actual receipt by the Trustee.

Any notice or communication sent to a Holder shall be electronically delivered or mailed to it by first-class mail, postage prepaid, at its address shown on the register kept by the Registrar.

Failure to mail or deliver electronically a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is sent in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee.

The Trustee shall have the right, but shall not be required, to accept and act upon instructions or directions, and, as acceptable to the Trustee, the Issuer’s signatures to the Notes, pursuant to this Indenture sent by unsecured electronic mail, pdf, facsimile transmission or other similar unsecured electronic methods, including without limitation, digital signature provided by Docusign or Adobe Sign (or such other digital signature provider acceptable to the Trustee), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee electronic mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee elects to act upon such instructions, the Trustee shall be fully protected in acting on such instructions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Subject to the foregoing provisions of this Section 11.02, the Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.03.     Communications by Holders with Other Holders.

Holders may communicate in the manner contemplated by the provisions of TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes). The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protections contemplated by the provisions of TIA § 312(c) as if such provisions applied to this Indenture (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes).

Section 11.04.     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1)          an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)          an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Initial Notes on the Issue Date.

Section 11.05.     Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with any requirements set forth in this Indenture and shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.

Section 11.06.     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.     Business Days.

If the maturity date, any Interest Payment Date or any earlier payment date for a Change of Control Offer or redemption falls on a day that is not a Business Day, the related payment of principal, interest and premium, if any, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the intervening period.

Section 11.08.     Governing Law; Submission to Jurisdiction.

This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Notes, and waives any immunity from the jurisdiction of such courts. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in its jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.

Section 11.09.     Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEES.

Section 11.10.     Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or transfer agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, labor disputes, accidents, acts of war or terrorism, civil or military disturbances, sabotage, epidemics, pandemics, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 11.11.     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.12.     [Reserved].

Section 11.13.     Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.14.     Multiple Counterparts.

The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (including the Notes themselves and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Issuer orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 11.15.     Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16.     Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.17.     USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

CABLE ONE, INC., as the Issuer

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Senior Vice President and Chief Financial Officer

AVENUE BROADBAND COMMUNICATIONS LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

CABLE ONE VOIP LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

COBRIDGE COMMUNICATIONS LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

COBRIDGE BROADBAND, LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

[Signature Page to Indenture]

ULTRA COMMUNICATIONS GROUP, LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

DELTA COMMUNICATIONS, L.L.C., as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

FIDELITY CABLEVISION, LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

FIDELITY TELEPHONE LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

TELECOMMUNICATIONS MANAGEMENT, LLC, as Guarantor

By:	/s/ Steven S. Cochran
	Name:	Steven S. Cochran
	Title:	Vice President

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE, THE

ORIGINAL ISSUANCE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (X) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY THE HOLDER TO ACQUIRE OR HOLD THE NOTES (OR ANY INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION

4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS, RULES OR REGULATIONS (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Regulation S Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT WITHIN 40 DAYS AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE, THE ORIGINAL ISSUANCE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (X) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (X) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY THE HOLDER TO ACQUIRE OR HOLD THE NOTES (OR ANY INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS, RULES OR REGULATIONS (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

FORM OF NOTE

CUSIP [   ]2
ISIN [   ]3
CABLE ONE, INC.

No.	$

4.00% SENIOR NOTE DUE 2030

CABLE ONE, INC., a Delaware corporation (the “Issuer”), for value received, promises to pay to [     ]4 or registered assigns the principal sum of                   dollars[, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]5 on November 15, 2030.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

[2]	Rule 144A Note: 12685J AC9 Regulation S Note: U1221J AB2

[3]	Rule 144A Note: US12685JAC99 Regulation S Note: USU1221JAB27

[4]	For Global Notes insert: Cede & Co.

[5]	Insert for Global Notes

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officer.

CABLE ONE, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 4.00% Senior Notes due 2030 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Dated:

[FORM OF REVERSE OF INITIAL NOTE]

CABLE ONE, INC.

4.00% SENIOR NOTE DUE 2030

1.          Interest.

CABLE ONE, INC., a Delaware corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 4.00% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 9, 20201 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15 commencing on May 15, 20212. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 4.00% per annum.

2.          Method of Payment. The Issuer shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If the Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the payment date, the Issuer (through the Paying Agent) shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on this Note shall be made at the office or agency of the Paying Agent unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.          Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4.          Indenture. The Issuer issued the Notes under an Indenture dated as of November 9, 2020 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of the Notes issued under the Indenture. The Notes include (i) $650,000,000 aggregate principal amount of the Issuer’s 4.00% Senior Notes due 2030 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to November 9, 2020 (the “Additional Notes”). The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those

1 In the case of the Initial Notes

2 In the case of the Initial Notes

set forth in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.          Mandatory Redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

6.          Optional Redemption. Except as set forth below or pursuant to certain circumstances set forth in Section 4.08 of the Indenture, the Issuer will not be entitled to redeem the Notes at its option.

(i)          At any time prior to November 15, 2025, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest if any, to, but excluding, the redemption date (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(ii)         On and after November 15, 2025, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the 12-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2025	102.000%
2026	101.333%
2027	100.667%
2028 and thereafter	100.000%

(iii)        In addition, until November 15, 2023, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price equal to 104.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption (unless, in connection therewith, all remaining Notes will be redeemed); provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(iv)          Notwithstanding the foregoing, in connection with any tender offer for any Notes, if Holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the highest price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

7.         Notice of Redemption. Notice of redemption shall be mailed, or delivered electronically if held by the Depository, at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed, or delivered electronically if held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance of the Issuer’s obligations or a satisfaction and discharge of the Indenture, or if the Redemption Date is delayed as provided for in Section 3.04 of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.          Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.          Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption or purchase for a period of 15 days before a mailing or electronic delivery of notice of redemption.

10.        Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

12.        Amendment, Supplement, Waiver, etc. The Issuer and the Trustee may amend, waive or supplement the Indenture, the Notes or the Note Guarantees as set forth in Article VIII of the Indenture.

13.          Defaults and Remedies. Events of Default are set forth in Section 6.01 of the Indenture.

14.       Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

15.       Discharge. Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

16.         Guarantees. The Note shall be entitled to the benefits of Note Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders and for events causing release of the Guarantors, if any, from the Note Guarantees, if any.

17.        Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note manually, electronically or by facsimile.

18.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

19.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.       CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012
Facsimile: 602-364-6013
Attention: Steven S. Cochran

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring while such Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or any of its subsidiaries; or

(2)	☐	pursuant to a registration statement which has become effective under the Securities Act; or

(3)	☐
to a Person reasonably believed to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act acquiring for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, and in the case of an exchange of a beneficial interest in a Regulation S Global Note for an interest in a Rule 144A Global Note, in compliance with all applicable securities laws of the States of the United States and other jurisdictions; or

(4)	☐	outside the United States, in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐
inside the United States, to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a “qualified institutional buyer” and that is purchasing for its own account or for the account of another institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 and in a transaction exempt from the registration requirements of the Securities Act; or

(6)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

You confirm that you have notified any transferee of Notes of the applicable resale restrictions.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other evidence as the Issuer has reasonably requested to determine that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it understands and acknowledges that the transferor is relying upon the truth and accuracy of the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________

Notice: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (5) ABOVE IS CHECKED.

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
7th Floor, Suite 700
Chicago, IL 60602
Attention: Corporate Finance Unit – Glen Ford

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[                     ] principal amount of the 4.00% Senior Notes due 2030 (the “Notes”) of Cable One, Inc. (collectively with its successors and assigns, the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:  _______________________

Address:  _______________________

Taxpayer ID Number:  _______________________

The undersigned represents and warrants to you that:

1.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of another institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.          We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes, prior to the date that the Notes no longer bear a Restricted Notes Legend (as defined in the Indenture) (the “Resale Restriction Termination Date”) only (a) to a Person whom we reasonably believe to be a qualified institutional buyer (as defined in rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) outside the United

States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) inside the United States to an institutional “accredited investor” (as defined above) and that is purchasing for its own account or for the account of another institutional “accredited investor” in a minimum principal amount of Notes of $250,000 and in a transaction exempt from the registration requirements of the Securities Act, (d) pursuant to an effective registration statement under the Securities Act or (e) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, in each of clauses (a) through (e) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 2(a), 2(b), 2(c) or 2(e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:___________________

TRANSFEREE:

By:

FORM OF EXCHANGE CERTIFICATE

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
7th Floor, Suite 700
Chicago, IL 60602
Attention: Corporate Finance Unit – Glen Ford

Re: 4.00% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of November 9, 2020 (the “Indenture”), among CABLE ONE, INC., a Delaware corporation, as issuer, the guarantors from time to time party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Note[s] or interest in such Note[s] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

TO BE COMPLETED BY PURCHASER

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it understands and acknowledges that the transferor is relying upon the truth and accuracy of the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________

Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the box below:

☐        Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$ ____________________________________
  ($2,000 or any integral multiple of $1,000 in excess thereof)

Date:_________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

______________________________
Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
7th Floor, Suite 700
Chicago, IL 60602
Attention: Corporate Finance Unit – Glen Ford

Re:          Cable One, Inc. 4.00% Senior Notes due 2030 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $ __________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent and warrant that:

(1)          the offer of the Securities was not made to a Person in the United States;

(2)        either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)          we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Issuer are entitled to rely upon the truth and accuracy of this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

B-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2

EXHIBIT C

POSITION REPRESENTATION AND VERIFICATION FORM

[●], 20[●]

Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona, 85012

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
7th Floor, Suite 700
Chicago, IL 60602
Attention: Corporate Finance Unit – Glen Ford

Re:      Cable One, Inc. (the “Issuer”)

This Position Representation and Verification Form, is hereby delivered by the undersigned to the Issuer and Trustee in connection with the [INSERT DESCRIPTION OF APPLICABLE NOTEHOLDER DIRECTION], dated as of the date hereof, attached as an exhibit hereto. Capitalized terms used, but not defined in this Position Representation and Verification Form shall have the meanings assigned to them in the Indenture. The undersigned hereby represents and warrants and covenants to the Issuer and the Trustee as set forth below.

Position Representation

The undersigned is not (or, in the case the undersigned is the Depository or its nominee, the undersigned is being instructed solely by beneficial owners of Notes that have represented to the undersigned that they are not) Net Short.

The undersigned hereby acknowledges and agrees that if this form is being executed and delivered to the Issuer and the Trustee in connection with a Noteholder Direction in the form of a notice of Default, the foregoing representation shall be deemed to be a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated.

Verification Covenant

The undersigned hereby agrees to provide the Issuer with such information as the Issuer may reasonably request from time to time in order to verify the accuracy of the foregoing Position Representation within five Business Days of a request therefor.

Date:  __________ Your Signature

__________________________________________________________________

C-1

[ATTACH APPLICABLE NOTEHOLDER DIRECTION]

C-2